UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 24, 2012

CHENIERE ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-16383	95-4352386
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

700 Milam Street Suite 800 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (713) 375-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 24, 2012, the Compensation Committee of the Board of Directors of Cheniere Energy, Inc. (the “Company”) approved a 2.5% base salary increase for the executive officers of the Company effective January 16, 2012. In addition, pursuant to the 2011 - 2013 Bonus Plan, the Compensation Committee approved a bonus payment for each of the executive officers of the Company with respect to the year ended December 31, 2011, payable in cash. The following table sets forth the 2012 annual base salary and 2011 cash bonus award for the Company's executive officers, including the principal executive officer, the principal financial officer and the other executive officers who are named in the Summary Compensation Table in the Company's definitive Proxy Statement filed in 2011 and who remain employees of the Company.
2012 Annual Base Salary and 2011 Cash Bonus Award

Executive Officer	2012 Annual Base Salary	2011 Cash Bonus Award
Charif Souki Chairman, Chief Executive Officer and President	$771,580	$2,326,900
Meg A. Gentle Senior Vice President and Chief Financial Officer	$292,370	$775,600
Jean Abiteboul Senior Vice President - International	$311,387	$581,700
R. Keith Teague Senior Vice President - Asset Group	$292,370	$581,700
H. Davis Thames Senior Vice President - Marketing	$292,370	$775,600

1Mr. Abiteboul's base salary is 245,560 EUR. The amount reported in the table represents the U.S. dollar equivalent based on the January 16, 2012 exchange rate of 1 USD to 0.7886 EUR.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHENIERE ENERGY, INC.

Date:	January 30, 2012	By:	/s/ Meg A. Gentle
			Name:	Meg A. Gentle
			Title:	Senior Vice President and
Chief Financial Officer